SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 7, 2008

Habersham Bancorp

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-13153	58-1563165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 1980
Historic Highway 441 North,
Cornelia, GA  30531

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code   (706) 778-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2008, Habersham Bancorp (the “Company”) and its wholly-owned subsidiary, Habersham Bank (the “Bank”) entered into the Supplemental Executive Retirement Plan (“SERP”) Agreements listed in Item 9.01 below with each of David D. Stovall, the Company’s President and Chief Executive Officer; Edward D. Ariail, Vice President and Corporate Secretary of the Company and President of the Bank; and Bonnie C. Bowling, Vice President, Operations and Audit Compliance of the Company.

Each SERP generally provides that upon an executive’s retirement after reaching age 65, the executive will be entitled to a full retirement benefit paid in monthly installments for 15 years.  If, before age 65, an executive voluntarily terminates his or her employment with the Bank or the Bank discharges him or her for any reason other than for cause (as defined in the SERP), the executive will receive a reduced benefit paid in monthly installments for 15 years, with payments commencing the first day of the month following the executive’s attainment of age 65.  The length of the vesting periods varies among the SERPs, but is no less than 5 years for any particular executive.  If an Executive is discharged for cause, the executive is not entitled to any benefits under his or her SERP.

In the event that an executive becomes substantially disabled while employed by the Bank, each SERP provides that the executive is treated as fully vested in the benefit accrued as of the end of the year preceding the year of disability.  This benefit value is then adjusted monthly by an earnings rate reasonably selected by the Bank (currently 7 percent) until the payment commencement date, which is the first day of the month following the executive’s attainment of age 65.

In the event that an executive dies while employed by the Bank, each SERP provides that the executive’s beneficiary is to receive the present value of the full, projected retirement benefit.  This death benefit is to be paid in a lump sum within 60 days following the executive’s death.

In the event of a change in control, an executive is entitled to the full projected retirement benefit under his or her SERP upon any subsequent termination of his or her employment, other than for cause, prior to age 65, with benefits paid in monthly installments for 15 years commencing the first day of the month following the Executive’s attainment of age 65.

The Bank’s obligation to begin or continue payment of any benefits under the SERPs ceases and all remaining payments are forfeited in the event an Executive breaches any restrictive covenant under the terms of the SERP.  However, this provision ceases to apply in the event of a change in control.  Any benefits that become payable by reason of a termination of employment prior to age 65 or due to disability are adjusted monthly during the installment payment period by an earnings rate reasonably selected by the Bank (currently 7 percent).

The foregoing summary of the terms of the SERPs is qualified by reference to the copies of the SERPs that are filed as Exhibits 10.1-10.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.

10.1	Supplemental Executive Retirement Agreement dated as of January 1, 2008 between the Company and David D. Stovall.

10.2	Supplemental Executive Retirement Agreement dated as of January 1, 2008 between the Bank and Edward D. Arial.

10.3	Supplemental Executive Retirement Agreement dated as of January 1, 2008 between the Company and Bonnie C. Bowling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HABERSHAM BANCORP

Date: January 11, 2008	By:	/s/ Annette Banks
Annette Banks
Chief Financial Officer